TRANSGLOBE ENERGY CORPORATION ANNOUNCES RELEASE DATE OF
THIRD QUARTER 2018 RESULTS AND CONFERENCE CALL

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, November 1, 2018 - TransGlobe Energy Corporation (“TransGlobe”) will announce its third quarter 2018 financial and operating results on Thursday November 8, 2018 before the opening of the stock markets. A conference call and webcast to discuss the results will be held the same day:

Time:             8:00 a.m. Mountain Time (10:00 a.m. Eastern Time, 3:00 p.m. London, UK)
Dial-in:
Canada/US:         (416) 340-2218 or toll-free at 1-800-377-0758
United Kingdom:        00-80065789868
International Dial-in:     https://www.confsolutions.ca/ILT?oss=1P1R8003770758
Webcast:             http://www.gowebcasting.com/9579

Shortly after the conclusion of the call, a replay will be available by dialing (905) 694-9451 or toll-free at

1-800-408-3053. The pass code is 8430089#. The replay will expire at 23:59 p.m. (Eastern Time) on November 14, 2018. Thereafter, a copy of the call can be accessed through a link on TransGlobe’s website at www.trans-globe.com.
TransGlobe Energy Corporation is a Calgary-based, growth-oriented oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: 403.264.9888 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com

TransGlobe Energy	Via FTI Consulting
Ross Clarkson, Chief Executive Officer Randy Neely, President Eddie Ok, Chief Financial Officer	www.trans-globe.com
Canaccord Genuity (Nomad & Joint Broker)	+44 (0) 20 7523 8000
Henry Fitzgerald-O'Connor James Asensio
GMP First Energy (Joint Broker)	+44(0)207 448 0200
Jonathan Wright
FTI Consulting (Financial PR)	+44 (0) 203 727 1000
Ben Brewerton Emerson Clarke	transglobeenergy@fticonsulting.com